EXHIBIT 23.1
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                CONSENT OF LAZAR, LEVINE & FELIX LLP

      We consent to the incorporation by reference of our report dated January 19, 2006 except to Note 1 as to which the date is January 12, 2007 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. as of and for the year ended October 31, 2005 included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 2005 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659), (ii) the Company's Registration Statement on Form S-8 (SEC File No. 333-424), (iii) the Company's Registration Statement on Form S-3 (SEC File No. 333-75377),
(iv) the Company's Registration Statement on Form S-8 (SEC
File No. 333-110156), (v) the Company's Registration Statement on Form S-8 (SEC File No. 333-110157), and (vi) the Company's Registration Statement on Form SB-2 (SEC File No. 333-129261). LAZAR, LEVINE & FELIX LLP

Lazar Levine & Felix LLP
New York, New York
January 19, 2006
Except to Note 1 as to which the date is January 12, 2007